Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LEBANON COUNTY EMPLOYEES’ RETIREMENT FUND and
TEAMSTERS LOCAL 443 HEALTH SERVICES & INSURANCE PLAN,

Plaintiffs,

v.

STEVEN H. COLLIS,
RICHARD W. GOCHNAUER,
LON R. GREENBERG,
JANE E. HENNEY, M.D.,
KATHLEEN W. HYLE,
MICHAEL J. LONG,
HENRY W. MCGEE,
ORNELLA BARRA,
D. MARK DURCAN, and
CHRIS ZIMMERMAN,

Defendants,

-and-

AmerisourceBergen CORPORATION,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2021-1118-JTL

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF STOCKHOLDER DERIVATIVE
ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice. This is not a solicitation from a lawyer.

TO: ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF CENCORA, INC. (F/K/A AMERISOURCEBERGEN CORPORATION) (“CENCORA” OR THE “COMPANY”) COMMON STOCK AS OF THE CLOSE OF TRADING ON AUGUST 19, 2025 (“CURRENT COMPANY STOCKHOLDERS”).

The purpose of this notice (the “Notice”) is to inform you of: (i) the pendency of the stockholder derivative action captioned Lebanon County Employees’ Retirement Fund v. Steven H. Collis et al., C.A. No. 2021-1118-JTL (the “Action”), which was brought by plaintiffs Lebanon County Employees’ Retirement Fund and Teamsters Local 443 Health Services & Insurance Plan (“Plaintiffs”), on behalf of and for the benefit of the Company, in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to the approval of the Court, as provided in the Stipulation and Agreement of Settlement, Compromise, and Release dated August 15, 2025 (the “Settlement Stipulation”); (iii) the hearing that the Court will hold on November 13, 2025, at 3:15 p.m., to determine whether to approve the proposed Settlement and to consider the application by Plaintiffs’ Counsel, as defined in the Settlement Stipulation for an award of attorneys’ fees and litigation expenses, including any incentive awards to Plaintiffs to be deducted solely from any fee and expense award to Plaintiffs’ Counsel; and (iv) Current Company Stockholders’ rights with respect to the proposed Settlement and the application for attorneys’ fees and expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED
SETTLEMENT OF THIS LAWSUIT. IF THE COURT APPROVES THE
PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM
CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY
OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE
RELEASED CLAIMS HEREIN.

The Settlement Stipulation was entered into as of August 15, 2025, by and among the following parties: (i) Plaintiffs, derivatively on behalf of the Company; (ii) defendants Steven H. Collis, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long, Henry W. McGee, Ornella Barra, D. Mark Durcan, Chris Zimmerman (the “Individual Defendants”); (iii) nominal defendant Cencora (together with the Individual Defendants, “Defendants”); and (iv) Werner Baumann, Lauren Tyler, and Dr. Redonda G. Miller, comprising the Special Litigation Committee of Cencora (the “SLC,” and together with Plaintiffs and Defendants, the “Parties” and each a “Party”), subject to the approval of the Court.

1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Settlement Stipulation or the Scheduling Order, which are available in the “Investor Relations” section of the Company’s website, www.cencora.com.

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As described in paragraph 61 below, the Settlement provides for a cash payment of $111,250,000.00 (the “Settlement Amount”), which, after deducting any Court-awarded attorneys’ fee and expenses and any applicable taxes, will be paid to the Company.

Because the Action was brought as a derivative action, which means that the Action was brought by Plaintiffs on behalf of and for the benefit of the Company, the cash recovery from the Settlement will go to the Company. Individual Cencora stockholders will not receive any direct payment from the Settlement.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Company stockholders’ legal rights and what steps the Company stockholders may, but are not required to, take concerning the proposed Settlement.

2.            In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of the Company.

3.            The Court has scheduled a hearing to (i) consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Hearing”); (ii) determine whether the Court should enter a Final Order and Judgment as provided in the Stipulation; (iii) hear and determine any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorney’s fees and expenses; and (iv) rule on such other matters as the Court may deem appropriate. See paragraphs 71-72 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

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WHAT IS THIS CASE ABOUT?
WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF MISCONDUCT BY THE INDIVIDUAL DEFENDANTS AND THE COMPANY OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

A MORE COMPLETE STATEMENT OF THE FACTS OF THIS MATTER IS SET FORTH IN THE PARTIES’ PLEADINGS AND BRIEFING. PLEASE SEE PARAGRAPH 81 BELOW FOR MORE INFORMATION ABOUT HOW AND WHERE TO LOCATE THOSE DOCUMENTS.

4.            On December 17, 2019, Andrea Rosner (“Rosner”), a purported Cencora stockholder, sent a demand pursuant to 8 Del. C. § 220 (“Section 220”) to inspect certain of Cencora’s books and records to investigate potential breaches of fiduciary duty relating to Cencora’s compliance with the Controlled Substances Act (“CSA”) in connection with the Company’s distribution of opioid medications, among other matters (the “Rosner 220 Demand”).

5.            On May 21, 2019, Plaintiffs, purported Cencora stockholders, sent a demand pursuant to Section 220 to inspect certain of Cencora’s books and records to investigate potential breaches of fiduciary duty in connection with the Company’s distribution of opioid medications (“Plaintiffs’ 220 Demand”).

6.            On May 30, 2019, Cencora and Rosner entered into an agreement whereby Cencora would provide Rosner certain of the formal books and records of the Board of Directors (the “Board”) of Cencora concerning the sale or distribution of controlled substances, including opioids.

7.            On June 7, 2019, Cencora rejected Plaintiffs’ Section 220 demand in its entirety.

8.            On July 8, 2019, Plaintiffs filed a complaint against Cencora to compel the inspection of books and records pursuant to Section 220 (the “Section 220 Action”).

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9.            On October 15, 2019, the Court held a trial on the Section 220 Action.

10.          On January 13, 2020, the Court issued its Memorandum Opinion ordering Cencora to produce certain categories of the Company’s books and records for Plaintiffs’ inspection and granting Plaintiffs leave to take a Rule 30(b)(6) deposition to determine what additional types of books and records exist (the “Section 220 Opinion”).

11.          On January 23, 2020, Cencora filed an application for certification of an interlocutory appeal of the Section 220 Opinion.

12.          On February 5, 2020, Rosner filed a stockholder derivative action on behalf of nominal defendant Cencora in the United States District Court for the District of Delaware, alleging that certain of Cencora’s officers and directors breached their fiduciary duties of oversight in connection with Cencora’s distribution of opioid medications and alleged violations of the CSA (the “Rosner Derivative Action”).

13.          On February 7, 2020, Cencora moved for a stay of the Section 220 Action pending its appeal of the Section 220 Opinion, which was opposed by Plaintiffs.

14.          On February 12, 2020, the Court certified the interlocutory appeal of the Section 220 Opinion.

15.          On March 26, 2020, the Court granted a limited stay of the Section 220 Opinion, but ordered Cencora to produce to Plaintiffs the same documents it produced to Rosner (the “Section 220 Subset”).

16.          On April 6, 2020, Cencora filed a motion to stay the production of the Section 220 Subset with the Delaware Supreme Court.

17.          On April 29, 2020, the Delaware Supreme Court issued an opinion denying Cencora’s motion to stay the production of the Section 220 Subset.

18.          On June 30, 2020, Rosner filed a notice of voluntary dismissal of the Rosner Derivative Action without prejudice.

19.          On July 17, 2020, CCAR Investments, Inc. (“CCAR Investments”), a purported Cencora stockholder, filed a stockholder derivative action on behalf of nominal defendant Cencora in the United States District Court for the District of Delaware, alleging that certain of Cencora’s officers and directors breached their fiduciary duties of oversight in connection with Cencora’s distribution of opioid medications and alleged violations of the CSA (the “CCAR Investments Action”).

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20.          On July 30, 2020, Plaintiffs filed a motion to intervene and stay in the CCAR Investments Action (the “CCAR Motion to Stay”).

21.          On October 13, 2020, the Court denied without prejudice the CCAR Motion to Stay.

22.          On December 10, 2020, the Delaware Supreme Court affirmed the Section 220 Opinion.

23.          On December 30, 2020, the Court entered a Stipulation and Proposed Interim Order providing for the production of certain documents as set forth in the Section 220 Opinion.

24.          On January 29, 2021, Cencora produced to Plaintiffs more than 26,000 pages of responsive documents, including Board-level minutes and materials.

25.          On July 20, 2021, it was publicly announced that Cencora and certain other opioid distributors had reached a nationwide settlement that resolved the majority of the opioid related lawsuits filed by state and local government entities across the United States. As part of the nationwide settlement, Cencora agreed to pay up to approximately $6.4 billion over 18 years. The settlement amount allocated to Cencora was determined based on its share of the relevant market, rather than any finding or admission of liability. In addition to the monetary component, the nationwide settlement also required the implementation of several injunctive relief measures, which Cencora has implemented or is in the process of implementing pursuant to the terms of the agreement.

26.          On December 30, 2021, Plaintiffs commenced this Action by filing a 148-page, 309-paragraph, Verified Stockholder Derivative Complaint derivatively on behalf of Cencora against the Defendants (the “Complaint”). The Complaint alleged that the Defendants breached their fiduciary duties by failing to adopt, implement, or oversee reasonable policies and practices to prevent the unlawful distribution of opioids and failed to act when presented with evidence of widespread illegal opioid sales. The Complaint sought damages against Defendants for their alleged misconduct, which the Complaint alleged cost the Company more than $7 billion.

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27.          On March 29, 2022, Defendants filed a motion to dismiss the Complaint. Defendants argued in that motion that Plaintiffs’ claims lack merit, and they continue to assert that (i) the Individual Defendants at all times acted in good faith, (ii) the Individual Defendants did not disregard any alleged red flags, knowingly or otherwise, and (iii) the factual record is replete with evidence that the Individual Defendants took deliberate and affirmative action to ensure that the Company complied with all relevant laws. Defendants further assert that the Board was actively engaged, relied in good faith on expert advice, and had no improper financial motive with respect to the distribution of opioids. Defendants likewise assert that the executive Individual Defendants at all times acted in good faith, relied on the advice of experts, had no improper financial motive with respect to the distribution of opioids, and sought to ensure that the Company complied with the law. Additionally, Defendants maintain that the Company did in fact meet all applicable legal obligations, including those related to suspicious order reporting.

28.          On May 2, 2022, the parties in the CCAR Investments Action filed a stipulation of dismissal with prejudice, which was granted by the Court the same day.

29.          On September 23, 2022, following briefing by the parties, the Court held a hearing on Defendants’ motion to dismiss and took the matter under advisement.

30.          On December 14, 2022, the Parties participated in a full-day mediation, which ended without a settlement agreement.

31.          On December 15, 2022, the Court issued an opinion denying Defendants’ motion to dismiss the Complaint as to their argument that the claims were time barred.

32.          On December 22, 2022, the Court issued an opinion granting Defendants’ motion to dismiss pursuant to Rule 23.1 (the “Dismissal Opinion”).

33.          On December 29, 2022, the United States Department of Justice filed a civil action against the Company alleging violations of the CSA in the United States District Court for the Eastern District of Pennsylvania.

34.          On January 9, 2023, Plaintiffs moved for relief from the Court’s judgment entered along with the Dismissal Opinion pursuant to Rule 60(b) (the “Rule 60(b) Motion”).

35.          On January 23, 2023, Plaintiffs filed their notice of appeal, with respect to the Dismissal Opinion, in the Delaware Supreme Court (the “Notice of Appeal”).

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36.          On March 21, 2023, the Court issued an opinion denying Plaintiffs’ Rule 60(b) Motion.

37.          On March 22, 2023, the Delaware Supreme Court granted Plaintiffs’ emergency motion to extend time and amend the Notice of Appeal to include an appeal from the Court’s dismissal of the Rule 60(b) Motion.

38.          On August 30, 2023, the Company officially changed its name to Cencora, Inc.

39.          On December 18, 2023, the Delaware Supreme Court issued an opinion reversing the Court of Chancery’s dismissal under Rule 23.1.

40.          On January 12, 2024, Plaintiffs served their First Set of Requests for the Production of Discovery Materials to Cencora and the Individual Defendants, comprised of 62 requests.

41.          On January 12, 2024, Plaintiffs served their First Set of Interrogatories directed to Cencora and the Individual Defendants, comprised of 75 interrogatories (65 interrogatories directed to the Company, 4 directed to all Individual Defendants, and 6 directed to the Company and the Individual Defendants).

42.          On January 16, 2024, Plaintiffs served subpoenas duces tecum and ad testificandum on Ernst & Young LLP, Walgreens Boots Alliance, Inc., and FTI Consulting, LLC.

43.          On February 9, 2024, the Company’s Board adopted resolutions creating the SLC, which was comprised of Werner Baumann, Lauren Tyler, and Dr. Redonda G. Miller. The resolutions delegated to the SLC the full authority to investigate the factual allegations and legal claims in this Action and to take such further action that the SLC, in its sole discretion, determines is in the best interests of the Company.

44.          On March 4, 2024, the SLC filed a motion to stay all proceedings in this Action for 180 days so that it could conduct its investigation, to which the Plaintiffs consented (the “Stay”). The Court granted the Stay that same day (the “Stay Order”). The Stay Order further provided that the SLC would produce to Plaintiffs the documents, testimony, and expert reports provided or produced by Cencora in connection with certain related underlying actions and government investigations into the Company.

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45.          Between March 4, 2024 and April 3, 2024, the SLC produced to Plaintiffs more than 100,000 documents and deposition transcripts, consisting of more than 14 million pages.

46.          On May 10, 2024, the Court entered the parties’ Stipulation and Proposed Order for the Production and Exchange of Confidential and Highly Confidential Information.

47.          On July 1, 2024, October 14, 2024, and January 21, 2025, the SLC provided status reports to the Court.

48.          On August 27, 2024, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted on August 29, 2024.

49.          On December 3, 2024, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted on December 4, 2024.

50.          On December 17, 2024, Plaintiffs’ counsel met in person with the members of the SLC and their counsel to discuss the SLC’s investigation of the factual allegations and legal claims in the Action and to facilitate information sharing between Plaintiffs and the SLC regarding the topics of the SLC’s investigation.

51.          On March 3, 2025, the parties filed a Stipulation and Proposed Order seeking a 90-day extension of the Stay, which the Court granted that same day.

52.          On March 24, 2025, the parties filed a Stipulation and Order Under Delaware Rule of Evidence 510(f) (the “510(f) Stipulation”), so that the SLC or Defendants could disclose information and other materials that the SLC, Company, or Defendants believed contained information protected by the attorney-client privilege, work-product doctrine, or other applicable privileges to Plaintiffs, their insurers, and a mediator without waiving any privilege or immunity. The Court granted the proposed order that same day.

53.          On March 26, 2025, Plaintiffs’ counsel met in person with counsel for the SLC, who made a full-day presentation to Plaintiffs’ counsel regarding the SLC’s investigation, including the results of witness interviews and other privileged documents and communications.

54.          On May 23, 2025, the parties filed a Stipulation and Proposed Order seeking a 60-day extension of the Stay, until August 1, 2025, which the Court granted on May 27, 2025.

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55.          On April 29 and 30, 2025, five attorneys representing Plaintiffs conducted a document review of additional documents provided by the SLC at the offices of the SLC’s counsel, collectively spending approximately 70 total hours on the review.

56.          On June 24, 2025, counsel for Plaintiffs, the Individual Defendants, the Company, the SLC, and the Company’s insurers participated in an all-day in-person mediation session before the Hon. Layn R. Phillips (Ret.) of Phillips ADR Enterprises (“Judge Phillips”). In advance of that session, the Parties exchanged detailed opening and reply mediation statements, which addressed issues of alleged liability and damages. At the conclusion of the mediation session, Judge Phillips issued a mediator’s proposal to settle the Action in exchange for a cash payment of $111,250,000.00 for the benefit of the Company, which all Parties accepted. The Parties’ agreement-in-principle to settle the Action, which was subject to the execution of a formal, final stipulation and agreement of settlement and related papers, was memorialized in a Settlement Term Sheet executed on June 24, 2025 (the “Term Sheet”).

57.          On July 25, 2025, the Parties informed the Court of their agreement in principle to settle the Action and agreed to suspend all upcoming deadlines in the Action.

58.          After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Settlement Stipulation on August 15, 2025. The Settlement Stipulation, which reflects the final and binding agreement among the Parties with respect to the Settlement and supersedes the Term Sheet, can be viewed at the “Investor Relations” section of the Company’s website, www.cencora.com.

59.          In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Settlement Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses.

60.          On August 19, 2025, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Current Company Stockholders and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

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WHAT ARE THE TERMS OF THE SETTLEMENT?

61.          In consideration of the full settlement, compromise, and release of the Released Plaintiffs’ Claims (defined in paragraph 66 below) against the Released Defendants’ Persons (defined in paragraph 66 below) and the dismissal with prejudice of the Action, the Parties have agreed to a cash settlement of $111,250,000.00 (the “Settlement Amount”). In accordance with the terms of the Settlement Stipulation, the Individual Defendants shall cause their insurers to pay the Settlement Amount into an escrow account controlled by Plaintiffs’ Lead Counsel (the “Escrow Account”). The Settlement Amount plus any interest earned thereon (the “Settlement Fund”), less (i) any Fee and Expense Award paid or payable and/or any reserve to account for any potential future Fee and Expense Award and (ii) any Taxes with respect to any interest earned on the Settlement Fund while on deposit in the Escrow Account, shall be paid from the Escrow Account to the Company no later than ten business days after the Effective Date of the Settlement.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

62.          The Settlement reflects the results of the Parties’ negotiations, agreement as to which was only reached after arm’s-length negotiations between the parties to the Action who were all represented by counsel with extensive experience and expertise in stockholder litigation.

63.          Plaintiffs maintain that they brought their claims in good faith and continue to believe that their claims have merit but, based upon Plaintiffs’ and Plaintiffs’ Counsel’s investigation, discussions with the SLC, and taking into consideration the risks of continued litigation and the relative costs and benefits to the Company of continuing this Action, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its stockholders. Based on Plaintiffs’ direct oversight of the prosecution of this Action, and with the advice of their counsel, Plaintiffs have agreed to settle, compromise, and release the claims asserted in the Action pursuant to the Settlement, after considering (i) the substantial financial benefit provided under the proposed Settlement; (ii) the uncertain outcome and significant risks of continued litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the Settlement Stipulation.

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64.          Defendants have denied, and continue to expressly deny, each and all of the claims and contentions alleged by Plaintiffs, including any and all allegations of fault, wrongdoing, liability, and the existence of any damages asserted in the Complaint. Without limiting the generality of the foregoing, Defendants have denied, and continue to expressly deny, that they have committed any breach of fiduciary duty or wrongdoing, have aided or abetted any such breach or wrongdoing, or have violated any law or statutory duty whatsoever, and each Defendant expressly maintains that he, she, or it has acted properly and in good faith and has diligently and scrupulously complied with his, her, or its statutory, fiduciary, and other legal duties, to the extent such duties exist, or that the Company or its stockholders suffered any damages or were harmed as a result of any conduct alleged in the Complaint or otherwise. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of the Company and its stockholders. Defendants are entering into the Settlement Stipulation and the Settlement solely to eliminate the burden, expense, disruption, and distraction inherent in further litigation, and thus have concluded that it is desirable that the claims against them be settled on the terms reflected in the Settlement Stipulation. The Settlement Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Action.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?
WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

65.          If the Settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). Pursuant to the Judgment, the claims asserted against Defendants in the Action will be dismissed with prejudice and the following releases will occur:

(i)           Without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs and all other current Company stockholders acting or purporting to act derivatively on behalf of the Company, and their respective agents, attorneys, and assigns, and anyone acting or purporting to act on their behalf in that capacity only, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, resolved, extinguished, and discharged the Released Plaintiffs’ Claims (defined in paragraph 66 below) against the Released Defendants’ Persons (defined in paragraph 66 below), and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Plaintiffs’ Claims against the Released Defendants’ Persons.

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(ii)          Without further action by anyone, upon the Effective Date of the Settlement, Defendants, the Company, and the SLC, and their respective agents, attorneys, and assigns, and anyone acting or purporting to act on their behalf in that capacity only, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, resolved, extinguished, and discharged the Released Defendants’ Claims (defined in paragraph 66 below) against the Released Plaintiffs’ Persons (defined in paragraph 66 below), and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Defendants’ Claims against the Released Plaintiffs’ Persons.

(iii)         Without further action by anyone, upon the Effective Date of the Settlement, the Company, on behalf of itself and its affiliates, officers, directors, employees, agents, insurers, attorneys, and assigns, and anyone acting or purporting to act on the Company’s behalf, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever dismissed with prejudice, released, settled, extinguished, resolved, and discharged the Released Plaintiffs’ Claims against the Individual Defendants, and shall forever be barred and enjoined from prosecuting, commencing, instituting, instigating, facilitating, asserting, maintaining, or participating in any and all of the Released Plaintiffs’ Claims against the Individual Defendants.

66.          The following capitalized terms used in paragraph 65 above shall have the meanings specified below:

“Released Claims” means, collectively, the Released Plaintiffs’ Claims and the Released Defendants’ Claims.

“Released Defendants’ Claims” means any and all past, present, or future claims, including Unknown Claims, relating to the institution, prosecution, or settlement of the Action, except for claims to enforce the Settlement. For the avoidance of doubt, Released Defendants’ Claims do not include any claims against Cencora or any of its insurers for advancement or indemnification of their legal fees, costs, or expenses incurred in connection with the Action and this Settlement, or any claims that any Defendant may have against any of their respective insurers, coinsurers, or reinsurers.

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“Released Defendants’ Persons” means (i) the Company and its subsidiaries, affiliates, predecessors, successors and assigns, and all such entities’ respective past and present directors, officers, employees, partners, members, managers, attorneys, advisors, representatives, agents, insurers, reinsurers, consultants, advisors, independent certified public accountants, and auditors; (ii) the Individual Defendants and each of their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf; and (iii) the SLC and its members and each of their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf.

“Released Plaintiffs’ Claims” means any and all past, present, or future claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, promises, actions, potential actions, suits, agreements, judgments, decrees, matters, issues, controversies, and causes of action of any and every kind, nature, or description whatsoever, whether legal or equitable, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined below), whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that (i) were asserted in the Action, the Rosner 220 Demand, Plaintiffs’ 220 Demand, the Section 220 Action, the Rosner Derivative Action, or the CCAR Investments Action; or (ii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted derivatively on behalf of the Company in the Action, the Rosner 220 Demand, Plaintiffs’ 220 Demand, the Section 220 Action, the Rosner Derivative Action, or the CCAR Investments Action, or in any other forum, that concern, involve, arise out of, are based upon, or relate to any of the allegations, practices, facts, transactions, events, occurrences, conduct, actions, failures to act, disclosures, statements, or omissions alleged, set forth, or referred to in the Complaint or the Action, including any claims that were, could be, or could have been asserted derivatively on behalf of the Company related to the Company’s diversion control program, order monitoring program, suspicious order reporting, and/or compliance with the Controlled Substance Act or any analogous federal or state law(s) and any past, present, or future settlements, judgments, or liabilities related to or arising out of such claims, as well as any claims relating to the institution, prosecution, or settlement of the Action, except for claims to enforce the Settlement. For the avoidance of doubt, the Released Plaintiffs’ Claims will not cover, include, or release any direct claims of Plaintiffs or any other Cencora stockholder, including without limitation any claims asserted under the federal securities laws.

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“Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, and all other current Cencora stockholders acting or purporting to act derivatively on behalf of the Company, and (i) with respect to entities, their respective parents, subsidiaries, affiliates, predecessors, successors and assigns, and all such entities’ respective past and present directors, officers, employees, partners, members, managers, attorneys, advisors, representatives, agents, insurers, reinsurers, consultants, advisors, independent certified public accountants, auditors, and anyone else acting on its behalf; and (ii) with respect to individual persons, their respective heirs, family members, executors, administrators, estates, personal or legal representatives, agents, assigns, insurers, reinsurers, attorneys, advisors, and anyone else acting on his or her behalf.

“Unknown Claims” means any Released Plaintiffs’ Claims that any Plaintiff or Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendants’ Persons, and any Released Defendants’ Claims that any Individual Defendant, the Company, or the SLC does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiffs’ Persons, including claims which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive and by operation of the judgment, the Parties and each Company stockholder shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs, the Individual Defendants, the Company, and the SLC to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore existed, or may hereafter exist, whether or not concealed or hidden, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and each Company stockholder, by operation of the Judgment, shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

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67.          By Order of the Court, (i) all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Settlement Stipulation have been stayed until otherwise ordered by the Court; and (ii) pending final determination of whether the Settlement should be approved, Plaintiffs and all other Company stockholders are barred and enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against any of the Released Defendants’ Persons.

HOW WILL THE ATTORNEYS BE PAID?

68.          Plaintiffs’ Counsel have not received any payment for their services in pursuing claims in the Action on behalf of the Company, nor have Plaintiffs’ Counsel been paid for their Litigation Expenses incurred in connection with the Action. In connection with the Settlement, Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees and payment of Litigation Expenses (“Fee and Expense Award”) to be paid solely from (and out of) the Settlement Fund. In connection with Plaintiffs’ Counsel’s application for a Fee and Expense Award (“Fee and Expense Application”), each Plaintiff may petition the Court for an incentive award to be paid solely from any Fee and Expense Award to Plaintiffs’ Counsel (“Incentive Award”).

69.          The Fee and Expense Application will seek an award of attorneys’ fees and Litigation Expenses in an amount not to exceed 25% of the Settlement Fund. In connection with the Fee and Expense Application, each Plaintiff may petition the Court for an Incentive Award not to exceed $10,000 to be paid solely from any Fee and Expense Award to Plaintiffs’ Counsel.

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70.          The Court will determine the amount of any Fee and Expense Award to Plaintiffs’ Counsel and any Incentive Awards to Plaintiffs. Any Fee and Expense Award will be paid out of the Settlement Fund and any Incentive Awards will be paid solely from any Fee and Expense Award. Cencora stockholders are not personally liable for any such fees, expenses, or incentive awards.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?
DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?
MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

71.          The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before Vice Chancellor J. Travis Laster on November 13, 2025, at 3:15 p.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801.

72.          At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of the Company; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Settlement Stipulation is fair, reasonable, and adequate to the Company and its stockholders, and should be approved by the Court; (iii) determine whether a Judgment (substantially in the form attached as Exhibit D to the Settlement Stipulation) approving the Settlement, dismissing the Action with prejudice, and granting the Releases provided under the Settlement Stipulation, should be entered; (iv) consider Plaintiffs’ Counsel Fee and Expense Application, including any Incentive Awards to Plaintiffs; (v) consider any objections to the Settlement or the Fee and Expense Application; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

73.          Please Note: The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of Fee and Expense Application, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement Stipulation and the Settlement at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to Cencora stockholders. The Settlement Hearing may be converted to a hearing by Zoom or telephone, in which case information about how to attend the hearing remotely will be provided on the docket. You should monitor the Court’s docket and the respective websites of Plaintiffs’ Counsel, as indicated in paragraph 81 below, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 81 below.

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74.          Any Current Company Stockholder who or which continues to own shares of Cencora common stock as of November 13, 2025, the date of the Settlement Hearing, may object to the Settlement and/or the Fee and Expense Application, including Plaintiffs’ application for Incentive Awards. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before October 29, 2025. Objections must also be served on counsel for Plaintiffs, the Individual Defendants, the Company, and the SLC by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before October 29, 2025, with copies also emailed to andrew.blumberg@blbglaw.com, ezagar@ktmc.com, drehns@hrsclaw.com, slclosic@prickett.com, michael.doluisio@dechert.com, stuart.steinberg@dechert.com, bayliss@abramsbayliss.com, michael.blanchard@morganlewis.com, agoudiss@aoshearman.com, jeff.hoschander@aoshearman.com, mallory.toschhoggatt@aoshearman.com, and joe@christensenlawde.com.

Register in Chancery

Register in Chancery
Delaware Court of Chancery
Leonard L. Williams Justice Center
500 North King Street
Wilmington, DE 19801

Counsel for Plaintiffs

Andrew E. Blumberg Bernstein Litowitz Berger & Grossmann LLP 500 Delaware Avenue, Suite 901 Wilmington, DE 19801	Eric L. Zagar Kessler Topaz Meltzer & Check, LLP 280 King of Prussia Road Radnor, PA 19087

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Daniel B. Rehns Hach Rose Schirripa & Cheverie LLP 112 Madison Avenue, 10th Floor New York, NY 10016	Samuel L. Closic Prickett, Jones & Elliott, P.A. 1310 N. King Street Wilmington, DE 19801

Counsel for the Individual Defendants

Michael S. Doluisio Stuart T. Steinberg Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104	A. Thompson Bayliss Abrams & Bayliss LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807

Counsel for the Company

Michael D. Blanchard Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110	Stephen C. Norman Tyler J. Leavengood Potter Anderson & Corroon LLP 1313 N. Market Street, 6th Floor Wilmington, DE 19801- 6108

Counsel for the SLC

Alan S. Goudiss Jeffrey D. Hoschander Allen Overy Shearman Sterling US LLP 599 Lexington Ave New York, NY 10022	Mallory Tosch Hoggatt Allen Overy Shearman Sterling US LLP Bank of America Tower 800 Capitol Street, Suite 2200 Houston, Texas 77002

Joseph L. Christensen Christensen Law LLC 1201 N. Market Street, Suite 1404 Wilmington, DE 19801

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75.          Any objections must: (i) identify the case name and civil action number, Lebanon County Employees’ Retirement Fund v. Steven H. Collis et al., C.A. No. 2021-1118-JTL (Del. Ch.)”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) state with specificity the grounds for and purpose of the objection, including a detailed statement of the specific legal and factual basis for each and every objection; (v) if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify, and any exhibits the Objector intends to introduce into evidence at the hearing; and (vi) include (a) documentation sufficient to prove that the objector owned shares of Cencora common stock as of the close of trading on [date of entry of Scheduling Order], (b) documentation sufficient to prove that the objector continues to hold shares of Cencora common stock as of the date of filing of the objection, and (c) a statement that the objector will continue to hold shares of Cencora common stock as of the date of the Settlement Hearing. Documentation establishing ownership of Cencora common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of Cencora common stock.

76.          Current Company Stockholders who or which continue to own shares of Cencora common stock as of the date of the Settlement Hearing may file a written objection without having to appear at the Settlement Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.

77.          Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement or the Fee and Expense Application, must also file a notice of appearance with the Court and serve it on counsel for Plaintiffs, the Individual Defendants, the Company, and the SLC at the addresses set forth in paragraph 74 above so that it is received on or before October 29, 2025. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

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78.          You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs, the Individual Defendants, the Company, and the SLC at the addresses set forth in paragraph 74 above so that the notice is received on or before October 29, 2025.

79.          Unless the Court orders otherwise, any Current Company Stockholder who or which does not make his, her, or its objection in the manner provided herein shall: (i) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the Settlement or the Fee and Expense Application; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, and the Fee and Expense Application; and (iii) be deemed to have waived and to be forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the Fee and Expense Application and will be bound by the Judgment to be entered and the releases to be given.

CAN I SEE THE COURT FILE?
WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

80.          This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Action, you may view a copy of the Settlement Stipulation in the “Investor Relations” section of the Company’s website, www.cencora.com. You may also inspect the pleadings, the Settlement Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. The Clerk’s office will not mail copies of documents to you.

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81.          Copies of key case filings, including the Settlement Stipulation, Scheduling Order, and Complaint, are also available on respective websites of Plaintiffs’ Counsel: www.blbglaw.com, www.ktmc.com, www.hrsclaw.com, and www.prickett.com. Upon written request, Plaintiffs’ Counsel will provide stockholders with a copy of the public version of any other filing in the Action. If you have questions regarding the Action or the Settlement, you may write, call, or email Plaintiffs’ Counsel: Andrew E. Blumberg, Bernstein Litowitz Berger & Grossmann LLP, 500 Delaware Avenue, Suite 901, Wilmington, DE 19801, (302) 364-3600, settlements@blbglaw.com; Eric L. Zagar, Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, (610) 667-7706, ezagar@ktmc.com; Daniel B. Rehns, Hach Rose Schirripa & Cheverie LLP, 112 Madison Avenue, 10th Floor, New York, NY 10016, (212) 213-8311, drehns@hrsclaw.com, and Samuel L. Closic, Prickett, Jones & Elliott, P.A., 1310 N. King Street, Wilmington, DE 19801, (302) 888-6517, slclosic@prickett.com.

PLEASE DO NOT CALL OR WRITE THE COURT OR ITS STAFF
REGARDING THIS NOTICE OR WITH REQUESTIONS ABOUT THE
TERMS OF THE PROPOSED SETTLEMENT.

Dated: September 3, 2025

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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